As filed with the Securities and Exchange Commission on May 14, 2026
Registration No. 333-295881

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Fervo Energy Company
(Exact name of registrant as specified in its charter)

Delaware	823168838
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
811 Main Street, Suite 1700
Houston, TX
77002
(Address of principal executive offices)
2026 Incentive Award Plan
2019 Stock Incentive Plan
2026 Employee Stock Purchase Plan
(Full title of the plans)
Gustavo Torres
General Counsel
811 Main Street, Suite 1700
Houston, TX 77002
(832) 554-3253
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ryan J. Maierson
Nick S. Dhesi
John Slater
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
(713) 546-5400
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named plans are granted, exercised and/or distributed.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8, File No. 333-295881 (the “Registration Statement”), is being filed by Fervo Energy Company (the “Company”) solely to replace Exhibit 23.1 - Consent of Deloitte & Touche LLP (the “Consent”), with a corrected Consent. This Amendment does not otherwise update, amend or modify any other information, statement or disclosure contained in the Registration Statement. No additional securities are to be registered, and the appropriate registration fees were paid upon filing of the Registration Statement..
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit Number		Incorporated by Reference				Filed Herewith
	Exhibit Description	Form	File No.	Exhibit	Filing Date

3.1	Amended and Restated Certificate of Incorporation of Fervo Energy Company	S-8	333-295881	3.1	May 14, 2026

3.2	Amended and Restated Bylaws of Fervo Energy Company	S-8	333-295881	3.2	May 14, 2026

4.1	Specimen stock certificate evidencing the shares of Class A common stock	S-1	333-295165	4.1	April 17, 2026

5.1	Opinion of Latham & Watkins LLP	S-8	333-295881	5.1	May 14, 2026

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm					X

23.2	Consent of DeGolyer and MacNaughton	S-8	333-295881	23.2	May 14, 2026

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1)	S-8	333-295881	23.3	May 14, 2026

24.1	Power of Attorney	S-8	333-295881	24.1	May 14, 2026

99.1	Fervo Energy Company 2019 Stock Incentive Plan	S-1	333-295165	10.1	April 17, 2026

99.2	Form of Stock Option Agreement under the Fervo Energy Company 2019 Stock Incentive Plan.	S-1	333-295165	10.1(b)	May 4, 2026

99.3	Stock Option Agreement, dated December 29, 2025, by and between the Company and David Ulrey under the Fervo Energy Company 2019 Stock Incentive Plan.	S-1	333-295165	10.1(c)	May 4, 2026

99.4	Stock Option Agreement (Operational Milestone Goal), dated March 6, 2026, by and between the Company and Timothy Latimer under the Fervo Energy Company 2019 Stock Incentive Plan.	S-1	333-295165	10.1(d)	May 4, 2026

99.5	Stock Option Agreement (Market Capitalization Goal), dated March 6, 2026, by and between the Company and Timothy Latimer under the Fervo Energy Company 2019 Stock Incentive Plan	S-1	333-295165	10.1(e)	May 4, 2026

99.6	Fervo Energy Company 2026 Incentive Award Plan	S-8	333-295881	99.6	May 14, 2026

99.7	Fervo Energy Company 2026 Employee Stock Purchase Plan	S-8	333-295881	99.7	May 14, 2026

99.8	Form of Restricted Stock Unit Agreement under Fervo Energy Company 2026 Equity Incentive Plan	S-1	333-295165	10.2(b)	April 17, 2026

99.9	Form of Stock Option Agreement under Fervo Energy Company 2026 Equity Incentive Plan	S-1	333-295165	10.2(a)	April 17, 2026

107.1	Calculation of Filing Fee Table	S-8	333-295881	107.1	May 14, 2026

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 14, 2026.

FERVO ENERGY COMPANY

By:	/s/ Timothy Latimer
Name:	Timothy Latimer
Title:	Chief Executive Officer, Chair of the Board
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Latimer	Chief Executive Officer (Principal Executive Officer), Director	May 14, 2026
Timothy Latimer

/s/ David Ulrey	Chief Financial Officer (Principal Financial and Accounting Officer)	May 14, 2026
David Ulrey

*	Director	May 14, 2026
Margaret C. Whitman

*	Director	May 14, 2026
Robert Keehan

*	Director	May 14, 2026
Jessica Uhl

*	Director	May 14, 2026
Anne Cleary

*	Director	May 14, 2026
Robert Lowe III

*	Director	May 14, 2026
Ion Yadigaroglu

*By:	/s/ Timothy Latimer
Timothy Latimer, Attorney-in-fact